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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                ----------------


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):       March 16, 1997
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                            TCF Financial Corporation
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



       0-16431                                           41-1591444
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Commission File Number                        (IRS Employer Identification No.)



          801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402
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                    (Address of principal executive offices)



       (612) 661-6500
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Registrant's Telephone Number

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Item 5.   OTHER EVENTS

     TFC Financial Corporation, a Delaware corporation ("TCF"), and Standard Financial, Inc., a Delaware corporation ("Standard"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated March 16, 1997, providing for the combination of TCF and Standard (the "Transaction"). The Transaction will be structured as a cash election merger in which the holders of Standard common stock will have the right to elect cash, TCF common stock or a combination thereof, subject to certain limitations set forth in the Reorganization Agreement. At the Effective Time (as that term is defined in the Reorganization Agreement) of the Transaction, each outstanding share of Standard common stock will be converted into TCF common stock, cash or a combination thereof, based on a value of TCF common stock determined over the 30 consecutive trading days ending on the Determination Date (as that term is defined in the Reorganization Agreement).

     Completion of the Transaction is subject to certain conditions, including
(i) approval by the shareholders of Standard, (ii) approval by the Federal Reserve Board, the Comptroller of Currency, the Office of Thrift Supervision and other requisite regulatory authorities, (iii) receipt of opinions to Standard and TCF that the Transaction will be treated, for federal income tax purposes, as a tax-free reorganization, and (iv) other conditions to closing customary in transactions of this type.

     Certain additional information regarding the Transaction is contained in the press release (the "Press Release"), dated March 17, 1997. The Reorganization Agreement and Press Release are attached hereto as exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.

CAUTIONARY STATEMENT FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

     This Current Report, the Press Release attached hereto and other written and oral statements made by or on behalf of TCF contain, or may contain, certain "forward-looking statements," including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the Transactions; (ii) lower than expected income or revenues following the Transaction, or higher than expected operating costs; (iii) a significant increase in competitive pressure in the banking and financial services industry; (iv) business disruption related to the Transaction (both before and after completion); (v) greater than expected costs or difficulties related to the integration of the management of TCF and Standard; (vi) litigation costs and delays caused by litigation; (vii) higher than anticipated costs in completing the Transaction; (viii) unanticipated regulatory delays or constraints or changes in the proposed transaction imposed by regulatory authorities; (ix) reduction in interest margins due to changes in the interest rate environment; (x) poorer than expected general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which TCF will be doing business following the Transaction; (xi) legislation or regulatory changes which adversely affect the businesses in which the combined company would be engaged; (xii) declines in TCF's common stock price which permit Standard to elect not to proceed with the Transaction; and (xiii) other unanticipated occurrences which may delay the consummation of the Transaction, increase the costs related to the Transaction or decrease the expected financial benefits of the Transaction.

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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

          2.1    Agreement and Plan of Reorganization dated March 16, 1997.

          99.1   Press Release dated  March 17, 1997.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March 21, 1997

                                   TCF FINANCIAL CORPORATION



                                   By   /s/ Ronald J. Palmer
                                        ------------------------------
                                        Ronald J. Palmer
                                   Its  Treasurer and Chief Financial Officer